EXHIBIT 10.15
                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                  COASTAL TRAINING TECHNOLOGIES CORP. (Coastal)
                            Human Resources Division
                   500 Studio Drive, Virginia Beach, VA 23452

                                       AND

                        ADVANCED KNOWLEDGE (Distributor)
                   17337 Ventura Blvd. #244, Encino, CA 91316

THIS DISTRIBUTION AGREEMENT (Agreement) is entered into this 14th day of-March., 2003.

WHEREAS, Coastal is in the business of creating, producing, and distributing print, audiovisual and multimedia products; and

WHEREAS, Coastal has been granted exclusive world-wide rights to distribute several products created and produced by other Producers and, when appropriate, to retain sub-distributors for these products; and

WHEREAS, Advanced Knowledge is familiar with Coastal and the products offered by Coastal; and desires to enter into a non-exclusive distribution agreement with Coastal to market and distribute certain print and audiovisual materials throughout the territory.

NOW THEREFORE, for good and valuable consideration, the Parties agree as follows:

I.  DEFINITIONS

1. DISTINGUISHING MARKS mean the trademarks or service marks, of all Producer's and Coastal's taken together as a whole, whether registered or not, trade name or any other insignia, trade dress, logo, symbol or slogan in relation to Coastal and/or to the Products. (This does not include or mean the titles of the Products.)

2. PRODUCER means the Ary Group, Inc, Hypnotic, Richard Chang & Associates and The Kenwood Group, and any other Producer that Coastal may from time to time add to its catalog.

3.   COMMENCEMENT DATE means March 17, 2003.

4. PRODUCTS mean audiovisual materials and Print Materials authorized for distribution by the Human Resources division of Coastal (the human resources product line); and SPECIFICALLY EXCLUDED are the Clarity Multimedia Product Line, which is created, produced, published and distributed by Coastal.

5. PERSON means any individual, company, corporation, firm, partnership, joint venture, association, or organization.

6. PRINT MATERIALS mean any of the Print Product materials authorized for distribution by the Human Resources division of Coastal that Distributor is licensed to offer, promote, advertise, market, demonstrate, distribute, license and offer.

7. Preview Copies mean the copies of Products that are sent by the distributor to customers for the purpose of making a purchasing decision and which are to be returned.


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8.   SALE  COPIES  mean the copies of the  Products  that are  purchased  by the customer.

9.   TERRITORY means throughout the United States.

II.  CREATION OF DISTRIBUTORSHIP

1. Coastal hereby appoints ADVANCED KNOWLEDGE as a non-exclusive distributor of the Products from the Commencement Date to offer, promote, advertise, market, demonstrate, distribute and sell the licensed Products in the licensed Territory subject to the terms and conditions set out in this Agreement.

2.   Distributor  shall have a non-exclusive  license to use the  Distinguishing
     Marks  in  or  on  the  licensed   Products  in  Distributor's   marketing,
     advertising, and promotional materials.

3. All Products which Distributor desires to sell to customers outside the Territory or in languages other than English shall be referred to Coastal and shall be approved or disapproved by Coastal on a case-by-case basis. Decisions shall be made in the sole discretion of Coastal, or where required by contract, decisions shall be referred by Coastal to Producer for approval at their sole discretion. At no time shall Distributor refer any customer request directly to another Producer unless Coastal has specifically instructed Distributor to do so.

4. The rights granted herein are always subject to the payment of monies due Coastal under this Agreement and the performance by Distributor of its other obligations under this Agreement and all rights in and to the Products not specifically granted to Distributor in the Agreement shall be retained by Coastal.

III. RESTRICTION

1. Coastal herein expressly reserves the right to enter into licensing and distribution agreements with any Person in the licensed Territory to exploit the Products. Distributor is expressly prohibited from entering into any distributor or sub-distributor arrangements for any of the Products.

2. Exploitation of the rights granted herein expressly exclude exploitation of the Products via any media in any format, other than print and video, including satellite or terrestrial television or cable, fibre, network or any other form of electronic broadcast transmission.

3. Distributor shall not sell any Products to any customer in the Territory who wishes to make such Products available within their organizations to employees based outside the Territory. Said opportunities for the Products shall be referred to Coastal, and Coastal agrees to discuss such opportunities in good faith and with reasonable expedition. Distributor further acknowledges that neither Coastal nor Producer are obliged to consent to any requests that are made which would enable Distributor to pursue such opportunities and if the necessary rights are not granted to Distributor, Coastal or Producer respectively shall be entitled to pursue such opportunities.

4. Distributor shall not create any derivative works of any licensed Product without the express written authorization to do so, and any derivative work created by Distributor shall be considered work made for hire and be for the sole and exclusive benefit of Coastal or Producer respectively. Distributor shall obtain, execute and/or provide any and all necessary releases, assignments, and/or agreements required to assign and transfer all rights, title and interest in any derivative work that may be created by Distributor to Coastal or Producer respectively. It is the intent of both Parties to this Agreement that Coastal and Producer will solely and exclusively own the copyrights and other intellectual property rights to their respective derivative works and will in return license the rights as governed by this Agreement back to Distributor to allow Distributor to distribute said derivative work.


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IV.  PROMOTION

1. Distributor shall take reasonable steps to actively advertise and promote the Products licensed under this Agreement, Reasonable steps may include, but are not limited to:

         a. listing the Products in Distributor catalog(s);

         b. creation and use of promotional mailers/brochures;

         c. direct mail pieces;

         d. informational e-mails and faxes; and

         e. advertising in trade magazines and at trade shows.

2. Promotion within the licensed Territory of the licensed Products shall be the sole responsibility of and at the sole expense of Distributor.

3. All marketing and promotional materials, which are produced by or on the behalf of Distributor and which incorporate any of the Distinguishing Marks, shall be provided to Coastal for approval. Where Coastal is being asked to approve the use of the Distinguishing Marks, Coastal shall respond by granting or denying permission within 7 business days from the date of receipts of the materials. Where Coastal is denying permission, Coastal shall provide a written explanation of why approval was withheld. Where Coastal remains silent beyond the 7 business days from the date of receipt, Distributor shall be deemed to have received approval of the materials.

4. Except for the purpose of promoting the Products in accordance with this Agreement, Distributor shall not use the name or likeness of any person appearing in or connected with the Products for the purpose of a commercial tie-in or tie-up.

V.   ORDERING

1. Distributor shall order all Preview Copies and Sales Copies of the Products from Coastal and Coastal shall drop ship all orders directly to Distributor' customers within three business days from the date the order is placed. Large orders or backlogged orders may not always be shipped within three business days, in such cases, Coastal shall make its best effort to notify Distributor as soon as possible and provide Distributor with an anticipated ship date so that Distributor may inform the customers. Distributor shall be responsible for all actual shipping charges and Coastal shall invoice Distributor accordingly.

2.   Distributor may order Products as follows:

         a. Fax or email orders containing the quantity needed and shipping address; if special shipping is required (such as second day air or overnight) a statement requesting such shipment method should be included.

         b. Use of purchase order whether by mail or fax, identifying the quantity needed and shipping address; if special shipping is required (such as second day air or overnight) a statement requestin such shipment method should be included.

3. All products shall be shipped regular UPS ground (or other similar service) unless a specific request is made by Distributor for an alternative shipping method.


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4.   Although no provisions  have been made for Distributor to hold Preview Copy inventory of the Products, Coastal is willing to allow Distributor to do so. Preview Copy inventory may be purchased for $7/copy for a single program, or Sl0.00/copy for a combo program, plus shipping and Distributor will be invoiced at the time the Preview Copies are shipped. Coastal will charge a fee of $50.00 for all unretumed or missing preview copies.

VI.  TRADE DISCOUNT

1. Distributor shall receive a trade discount of sixty percent (60 %) off the suggested retail price, at the time the order was placed for each of the Products, (EXCLUDING print material and the Clown Program) which Distributor sells. The suggested retail price shall be the price advertised by Coastal in its current catalogs, including the volume discount schedule, both of which are SUBJECT TO CHANGE. See schedule A for the volume discount pricing attached hereto and made a part hereof.

2. Distributor shall receive a trade discount of Twenty percent (20%) off the suggested retail price at the time the order was placed for each of the Print Materials, which Distributor sells. The suggested retail price shall be the price advertised by Coastal in its current catalogs, including the volume discount schedule, both of which are SUBJECT TO CHANGE. See schedule A.

3. For the CLOWN PROGRAM, Distributor shall receive a trade discount of forty-nine percent (49 %) off the suggested retail price, at the time the order was placed. No other discounts may be applied to the Clown Program.

4. Coastal shall invoice Distributor for all of the Products and actual shipping charges incurred. Payments shall be made to Coastal within forty-five days (45) from the date of invoice. If Distributor fails to pay any monies when due and payable, Distributor shall be charged by Coastal a late payment charge of 1.5% per month on the outstanding past due balance owed to Coastal. All payments received shall be applied to the past due outstanding balance first.

5. The Distributor's Credit Limit, terms and conditions of the Distributor's Account are subject to change, at any time, at the discretion of Coastal based upon the performance of the Account and Distributor's financial status.

VII. BILLING

1. Distributor shall be solely responsible for billing its customers and collecting from its customers. At no time shall Coastal bear the risk of any Distributor customer not paying.

VIII. AUDITING RIGHTS

1. Coastal shall have the right upon reasonable notice to audit the relevant accounting and business records and the marketing and promotional materials of Distributor in order to verify compliance with the terms of this Agreement, but no more than once per calendar year.

2. Any such audit will be conducted at Coastal's expense and at such times and in such manner as to not unreasonably interfere with Distributor's normal operations; provided however, that if any such audit reveals a material breach of this Agreement, the agreement may be immediately terminated by Coastal and Distributor shall pay the costs of the audit. Coastal and its auditor shall be required to treat information revealed during the audit as confidential information.


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IX.  INFRINGEMENT

1. Distributor shall promptly notify Coastal of any known use of the Products by others not duly authorized by Coastal. Notification of such infringement shall include all details known by Distributor that would enable Coastal to investigate such infringement.

2. Distributor agrees to fully cooperate with Coastal in the prosecution of any action against an infringer. Coastal agrees to pay all reasonable expenses of Distributor (and where other agreements allow, to pass on the cost of the reasonable expenses to Producer) incurred in the furtherance of this Article.

3. At no time shall Distributor sell any Products to any end user that Distributor knows or has reason to know will copy, re-sell, rent, or lease the Products to any third party. This Article is applicable throughout the licensed Territory.

X.   CONFIDENTIALITY

1. Coastal and Distributor hereby acknowledge and agree that during the term of this Agreement, either Party may learn confidential information of the other. The recipient of such confidential information agrees to maintain the disclosing Party's confidential information in the same manner and to the same extent as it maintains its own confidential information.

2. Confidential Information shall mean information, which is commercially valuable to Coastal or Distributor and not generally known in the industry. This includes:

         a. Any and all versions of proprietary computer software including source code, object code, courseware, hardware, firmware, and documentation;

         b. Technical information concerning proprietary products and services, including product data and specifications, diagrams, flow charts, drawings, test results, business know-how, processes, inventions, research projects, videos, and video scripts, multimedia design documents, multimedia scripting templates, and product development;

         c. Information concerning either Party's business, including cost information, profits, sales information, accounting and unpublished financial information, purchasing techniques, supplier lists and supplier information, customer lists and customer information, and advertising strategies;

         d. Information concerning either Party's employees, including their salaries, strengths, weaknesses and skills;

         e.  Information  submitted  by  customers,   suppliers,  employees,  or
consultants for study, evaluation or use; and

         f. Any other information not generally known to the public, including the terms of this Agreement, which, if misused or disclosed, could reasonably be expected to adversely affect either Party's business.

3. Both Parties agree to keep the trade secrets of the other, whether or not prepared, developed, or influenced by them, in strictest confidence. This obligation shall survive the termination of this Agreement for so long as such material remains confidential.


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XI.  CONDITIONS OF BUSINESS

1. Distributor warrants and undertakes to Coastal to ensure that the terms on which the Products are licensed to its customers include provisions that:

         a. The copy of the Product provided to the customer shall only be used by the customer for the education or training of themselves, their employees or persons exclusively engaged by them or, in the case of training consultants, shall not be sold, rented, lent or otherwise transferred or made available to any other party;

         b. Audiovisual Products will only be exhibited by the customer within the country of the licensed Territory in which the audiovisual Products is supplied to the customer and the Products will not be taken out of such country; and

         c. The customer shall not edit, alter, copy or reproduce the Product (except for the purpose of creating a back-up copy of a product in circumstances where an unwaivable right to do so is specifically permitted by the laws of the relevant jurisdiction) and shall not exhibit or permit the exhibition of the Product by any means of electronic or broadcast transmission (including, without limitation, terrestrial or satellite television or cable, fibre or network transmission or closed circuit television).

2. Distributor acknowledges that the grant to Coastal of distribution rights in respect of certain Products is dependent on Coastal and its licensees complying with certain additional marketing and other obligations, which may be added to and/or amended from time to time. Distributor undertakes that it will comply with such obligations at all times during the term of this Agreement.

XII. WAIVER. INDEMNIFICATION AND LIABILITY

1. Should either Party choose to waive any of the provisions of this Agreement, that shall not void any of the other provisions or rights outlined in this Agreement. Both Parties agree that any waiver by either party hereto of any breach or default of any of the provisions herein set forth shall not be deemed a waiver as to any subsequent and/or similar breach or default.

2. Subject to the terms and conditions of this Agreement, Distributor agrees to indemnify, reimburse, defend and hold Coastal and Producer harmless from any claim, demand or judgment made, asserted or obtained against it, including reasonable attorney's fees and costs, disbursements and expenses incurred by Coastal in connection with any claims for libel, slander, unfair competition, or any other cause of action by reason of Distributor offering, promoting, advertising, marketing, demonstrating, distribution, or selling the Products.

3. Coastal shall indemnify, reimburse, defend and hold Distributor harmless from any claim, demand, or judgment made, asserted or obtained against it, including reasonable attorneys' fees and costs, disbursements and expenses incurred by Distributor in connection with any claims, including but not limited to claims for libel, slander, invasion of privacy, unfair competition, or any other cause of action by reason of Coastal's development, creation, duplication, ownership rights, marketing and distribution of the Products.

XIII. REPRESENTATIONS AND WARRANTIES

1. Both Parties warrant that they have the right to enter into this Agreement and are under no disability, restriction or prohibition with respect to their rights to execute this Agreement and perform as specified herein.


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2.   Coastal  warrants the rights  granted  hereunder  do not  conflict  with or infringe upon any rights whatsoever of any other party. All persons whose performances are embodied in the production of the Coastal Products have been or will be completely paid by Coastal or will have provided Coastal a waiver of such payment.

3. Coastal warrants that no material contained in the Coastal Products infringes any personal or property rights of another or contains anything libelous or which would infringe any right of privacy, or otherwise be contrary to law; and that any necessary licenses or permissions have been obtained. Coastal specifically offers no warranties regarding the Products provided by other Producer and further disclaims all responsibility for obtaining or paying for any performing rights licenses which may be required in respect to such musical compositions included in the other Producer Products in connection with the exercise of the rights granted herein to Distributor or the use of the other Producer Products by its customers.

4. Coastal makes no warranty, express or implied, as to the sales success or results achieved in the exploitation of the licensed Products. Further, Coastal has no control over the conditions under which consumers or other users of the licensed Products are used, and therefore does not and cannot warrant the results obtained by such use.

5. Coastal warrants that the licensed Products are free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery by Coastal to the end user. Coastal's entire liability and Distributor's sole and exclusive remedy, as well as that of any end user, shall be replacement, without charge (including without shipping charges) of the licensed Product, which proves defective within said period.

6. THE WARRANTIES CONTAINED IN PARAGRAPH 5 OF THIS ARTICLE ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE FACE HEREOF AND PRODUCT LITERATURE. THE PRODUCTS ARE SOLD "AS IS" AND "WITH ALL FAULTS" AND ARE PROVIDED WITH NO EXPRESS WARRANTY OF ANY KIND. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSIONS MAY NOT APPLY.

7. IN NO EVENT WILL COASTAL BE LIABLE TO DISTRIBUTOR OR ANY THIRD PARTY OR END USER FOR ANY DAMAGES, DIRECT OR INDIRECT, INCLUDING BUT NOT LIMITED TO, ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, TYPE OR NATURE ARISING OUT OF THE USE OF THE INABILITY TO USE THE PRODUCTS EVEN IF COASTAL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR ANY CLAIM BY ANY OTHER PARTY HAS BEEN HERETOFORE NOTED BY COASTAL.

8. Distributor expressly warrants that it shall not dispute, contest, or challenge or cause to be dispute contested, or challenged, either directly or indirectly, Coastal's ownership rights of any of the licensed Coastal Products or other Producer ownership rights of any of the licensed Products, Coastal Marks and other Product Marks, derivative works, promotional materials or other intellectual property of any kind or nature provided hereunder, or created pursuant to the terms of this Agreement or any renewal thereof.

9. Distributor warrants that it shall take no action, which might encumber or expose Coastal's, or other Producer intellectual property to any claims or other forms of encumbrances without the prior express written permission of Coastal.


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XIV. NOTICE

1. Any notice, correspondences, purchase orders, invoices, or requests hereunder shall be given in writing and delivered by hand, by registered mail return receipt requested, telefax or by overnight express. Any such notices shall be given to each Party at the following address:


     Coastal Training Technologies          Advanced Knowledge
     500 Studio Drive                       17337 Ventura Blvd. #244
     Virginia Beach, Virginia 23452         Encino, CA 91316
     Attn: Steve Lockyear                   Attn:  _________________
     Human Resources Distributor Manager    Title: _________________
                                            Phone Number: __________

2. All payments and invoices shall be sent respectively to the attention to the other Party's Accounts Receivable or Accounts Payable departments.

XV.  TERM AND TERMINATION

1. Except as provided in Section 2 of Article XV, this Agreement shall be a period of One (1) year from the Commencement Date; after which this Agreement shall automatically renew itself on a year to year basis unless or until either Party notifies the other of its intent to terminate this Agreement thirty (30) days prior when it would otherwise renew itself.

2. Either Party may immediately cancel or terminate this Agreement for any material breach of any of tl terms of this Agreement by the other Party by providing written notice to the other Party.

3. Coastal may terminate all portions of this Agreement related to the other Producer's Products and Marl without notice where Coastal itself has lost its rights to distribute the Products and/or lost its rights to retain sub-distributors of the Products.

4. In no event shall the cancellation or termination of this Agreement for any reason relieve either Party of the obligation of confidentiality or Distributor of its obligation to pay monies still due and owing for sales ofti Products and unpaid shipping charges.

XVI. RELATIONSHIP OF THE PARTIES

1. Nothing in this Agreement shall be construed as creating a partnership, franchise or joint venture betwe< the Parties or making either Party an agent or employee of the other, and neither Party shall hold itself out such. In all of its operations hereunder. Distributor shall be an independent contractor, shall conduct h business at his own expense and shall have no authority to make any representations or warranties on behalf of Coastal.

2. Neither Party shall have the right to obligate or bind the other in any manner whatsoever, and nothing contained in this Agreement shall give or is intended to give any right of any kind to third persons.

XVII. ASSIGNMENT

1. This Agreement may not be assigned in whole or in part by Distributor without the prior express written consent of Coastal.


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XVIII. SEVERABILITV

1. Should any clause, provision, or portion of this Agreement be ruled invalid, void, illegal, or otherwise unenforceable by any court, magistrate, referee, arbitrator, or by any other process or in any other proceeding it shall be deemed stricken and the remainder of this Agreement shall continue to be in effect and fully enforceable.

XIX. SECTION HEADINGS

1. The section headings of this Agreement are included for the purpose of convenience only, and shall not affect the construction of interpretation of any of its provisions.

2. A capitalized word shall have its intended meaning regardless of it being in the singular or plural form

XX.  COUNTERPARTS

1. This Agreement may be executed in counterparts, including by means of telecopied signature pages, any of which shall be deemed an original provided that it contains the signature of both Parties.

XXI. ACKNOWLEDGEMENT

1. Both Parties acknowledge that this Agreement was accepted by Coastal and Advanced Knowledge and that this Agreement and all policies and procedures shall be interpreted consistently with the laws of the Commonwealth of Virginia and the United States of America; and that any dispute relating thereto shall be communicated to both Parties and originated in the Federal District Court for the Eastern District of Virginia or in the Circuit Court of the Commonwealth of Virginia in and for the City of Virginia Beach, Virginia. This Agreement contains the entire agreement of the Parties and supersedes all proposals or prior agreements both oral and written, and all other communications between the Parties relating to the subject matter of this Agreement. This Agreement may not be modified or changed except in a writing signed by both Parties.

     IN WITNESS WHEREOF, the Parties have casued this Agreemetn to be duly executed as of the 14th day of March, 2003.

     Costal Training Technologies            Advanced Knowledge


     By: /s/ Jay P. Bhatt                    By: /s/ Howard Young
         ----------------------                  ---------------------
         Jay P. Bhatt                        Print Name: Howard Young
         Senior Vice President               President/Owner